EXHIBIT 10.3

RESTRICTED STOCK AGREEMENT

NEXX SYSTEMS, INC.

AGREEMENT made as of the 23 day of June, 2009, between NEXX Systems, Inc., a Delaware corporation (the “Company”), and Thomas Walsh (the “Executive”).

WHEREAS, the Company has entered into an offer letter dated as of September 13, 2008 with the Executive, a copy of which is attached hereto as Exhibit A (the “Offer Letter”) and the Executive commenced employment with the Company on October 6, 2008 (the “Start Date”);

WHEREAS, pursuant to the Offer Letter, the Company desires to offer to the Executive shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), all on the terms and conditions hereinafter set forth;

WHEREAS, Executive wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Offer Letter and that any and all references herein to employment of the Executive by the Company shall include the Executive’s employment or service as an employee or consultant of the Company or any Affiliate.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Terms of Grant.  The Executive hereby accepts the offer of the Company to issue to the Executive, in accordance with the terms of this Agreement, 4,490,920 shares of the Company’s Common Stock (such shares, subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization with respect to the Common Stock, the “Granted Shares”) at a purchase price per share of $0.01 (the “Purchase Price”), receipt of which is hereby acknowledged by the Company.

2.1.           Company’s Lapsing Repurchase Right.

(a)           Lapsing Repurchase Right.  Except as set forth in Subsections 2.1(b), 2.1(c) and 2.1(d) hereof, in the event that for any reason the Executive is no longer an employee or consultant of the Company or an Affiliate prior to October 6, 2012, the Company (or its designee) shall have the option, but not the obligation, to purchase from the Executive (or the Executive’s Estate), and, in the event the Company exercises such option, the Executive (or the Executive’s Estate) shall be obligated to sell to the Company (or its designee), at a price per Granted Share equal to the Purchase Price, all or any part of the Granted Shares set forth in clauses (i) and (ii) below (the “Lapsing Repurchase Right”). The Company’s Lapsing Repurchase Right shall be valid for a period of sixty (60) days commencing with the date of such termination of employment or service.  Notwithstanding any other provision hereof, in the event the Company is prohibited during such one year period from exercising its Lapsing Repurchase Right by applicable law, then the time period during which such Lapsing Repurchase Right may be exercised shall be extended until thirty (30) days after the Company is first not so prohibited.

(i)           If such termination is prior to the first anniversary of the Start Date, the Company shall have the option to repurchase all of the Granted Shares acquired by the Executive hereunder.

(ii)           If such termination is on or after the first anniversary of the Start Date, but prior to October 6, 2012, the Company shall have the option to repurchase all of the Granted Shares less 93,553 of the Granted Shares for each full month period elapsed after the Start Date that the Executive continues to serve as an employee, director or consultant of the Company or an Affiliate; provided that in the event such termination is on or after September 6, 2012 but prior to October 6, 2012, the Company shall have the option to repurchase 93,553 of the Granted Shares.

(iii)           Notwithstanding the provisions of subsections (i) and (ii) above, if such termination occurs:

 (A) prior to October 6, 2009 and the Executive has been terminated by the Company without Cause (as defined in the Offer Letter), then the Lapsing Repurchase Right may be exercised by the Company as to only 2,245,460 of the Granted Shares;

 (B) on or after October 6, 2009 but prior to October 6, 2010 and the Executive has been terminated by the Company without Cause, then the Lapsing Repurchase Right may be exercised by the Company as to 2,245,460 of the Granted Shares less those number of Granted Shares equal to the calendar days of and from October 6, 2009 through the date of notice of termination without Cause multiplied by 3,076 shares per calendar day  [For illustration purposes only, if Executive’s employment is terminated without Cause on January 2, 2001 (the 100th calendar day from October 6, 2010), then the number of Granted Shares to which the lapsing repurchase Right shall remain in effect shall equal 1,937,860 (2,245,460 -307,600)].; and

(C) on or after October 6, 2010 and the Executive has been terminated by the Company without Cause, then none of the Granted Shares shall be subject to the Lapsing Repurchase Right.

(b)           Effect of Termination for Disability or upon Death.  The following rules apply if the Executive ceases to be an employee or consultant of the Company or an Affiliate by reason of Disability or death:  to the extent the Company’s Lapsing Repurchase Right has not lapsed as of the date of Disability or death, as case may be, the Company may exercise such Lapsing Repurchase Right; provided, however, that the Company’s Lapsing Repurchase Right shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the date of Disability or death, as would have lapsed had the Executive not become Disabled or died, as the case may be.  The proration shall be based upon the number of days accrued in such current vesting period prior to the Executive’s date of Disability or death, as the case may be.

(c)           Effect of a For Cause Termination.   Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Executive’s employment or service for Cause or in the event the Administrator determines, within one year after the Executive’s termination, that either prior or subsequent to the Executive’s termination the Executive engaged in conduct that would constitute Cause, all of the Granted Shares then held by the Executive shall be forfeited to the Company immediately as of the time the Executive is notified that he has been terminated for Cause or that he engaged in conduct which would constitute Cause.

(d)           Effect of Certain Events Following a Change of Control.  Except as otherwise provided in Subsection 2.1(c) above, and notwithstanding the provisions of subsections (i), (ii) and (iii) above), if Executive’s employment is either terminated by the Company either without Cause or by the Executive due to a Constructive Termination (as defined in the Offer Letter), each such event occurring within six months following a Change of Control (as defined in the Offer Letter), then none of the Granted Shares shall be subject to the Lapsing Repurchase Right.

(e)           Closing.  In the event that the Company exercises the Lapsing Repurchase Right, the Company shall notify the Executive, or, in the case of the Executive’s death, his Estate, in writing of its intent to repurchase the Granted Shares.  Such notice may be mailed by the Company up to and including the last day of the time period provided for above for exercise of the Lapsing Repurchase Right.  The notice shall specify the place, time and date for payment of the repurchase price (the “Closing”) and the number of Granted Shares with respect to which the Company is exercising the Lapsing Repurchase Right.  The Closing shall be not less than ten days or more than 60 days from the date of mailing of the notice, and the Executive or the Executive’s Estate with respect to the Granted Shares which the Company elects to repurchase shall have no further rights as the owner thereof from and after the date specified in the notice.  At the Closing, the repurchase price shall be delivered to the Executive or the Executive’s Estate and the Granted Shares being repurchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Executive or the Executive’s Estate.

(f)           Escrow.  The certificates representing all Granted Shares acquired by the Executive hereunder which from time to time are subject to the Lapsing Repurchase Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(f).  Promptly following receipt by the Company of a written request from the Executive, the Company shall release from escrow and deliver to the Executive a certificate for the whole number of Granted Shares, if any, as to which the Company’s Lapsing Repurchase Right has lapsed. In the event of a repurchase by the Company of Granted Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so repurchased.  Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.

(g)           Prohibition on Transfer.  The Executive recognizes and agrees that all Granted Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee).  However, the Executive, with the approval of the Administrator, may transfer the Granted Shares for no consideration to or for the benefit of the Executive’s Immediate Family (including, without limitation, to a trust for the benefit of the Executive’s Immediate Family or to a partnership or limited liability company for one or more members of the Executive’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.  The term “Immediate Family” shall mean the Executive’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Executive. The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(g), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(g).

(h)           Failure to Deliver Granted Shares to be Repurchased.  In the event that the Granted Shares to be repurchased by the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(f) above or otherwise and the Executive or the Executive’s Estate fails to deliver such Granted Shares to the Company (or its designee), the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Executive or the Executive’s Estate upon delivery of such Granted Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Granted Shares from the Executive to the Company (or its designee) and to treat the Executive and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement.  The Executive hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

2.2           General Restrictions on Transfer of Granted Shares.

(a)           Limitations on Transfer.  In addition to the restrictions set forth above in Section 2.1, the Granted Shares acquired by the Executive hereunder and no longer subject to the provisions of Section 2.1 herein (the “Vested Shares”) shall not be transferred by the Executive (except as permitted herein), shall be subject to the provisions of Sections 2.1 (f), (g) and (h) above and shall be subject to the repurchase rights described herein.

(b)           Right to Repurchase on Proposed Transfer.  It shall be a condition precedent to the validity of any sale or other transfer of any Vested Shares by the Executive that the following restrictions be complied with (except as hereinafter otherwise provided):

(i)
No Vested Shares owned by the Executive may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii)
Before selling or otherwise transferring all or part of the Vested Shares, the Executive shall give written notice of such intention to the Company which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Vested Shares of the Executive.  Such notice shall constitute a binding offer by the Executive to sell to the Company such number of the Vested Shares then held by the Executive as are proposed to be sold in the notice at the monetary price per share equal to the price at which the Company last issued shares of the Company’s Common Stock or options to employees to purchase Common Stock based upon an independent third party appraisal designed to comply with the provisions of Section 409A of the Code (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Vested Shares proposed to be sold).  The Company shall give written notice to the Executive as to whether such offer has been accepted in whole by the Company within 60 days after its receipt of written notice from the Executive.  The Company may only accept such offer in whole and may not accept such offer in part.  Such acceptance notice shall fix a time, location and date for the closing on such purchase (“Closing Date”) which shall not be less than ten nor more than sixty days after the giving of the acceptance notice; provided, however, if any of the Shares to be sold pursuant to this Section 2.2(b) have been held by the Executive for less than six months, then the Closing Date may be extended by the Company until no more than ten days after such Shares have been held by the Executive for six months.  At the Closing, the Executive shall accept payment as set forth herein and shall deliver to the Company in exchange therefor the Granted Shares being repurchased, duly endorsed for transfer, to the extent that they are not then in the possession of the Company.

(iii)
If the Company shall fail to accept any such offer, the Executive shall be free to sell all, but not less than all, of the Vested Shares set forth in his notice to the designated transferee at the price and terms designated in the Executive’s notice, provided that (i) such sale is consummated within six months after the giving of notice by the Executive to the Company as aforesaid, (ii) the transferee first agrees in writing to be bound by the provisions of this Section 2.2(b) so that he (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Vested Shares in accordance with the terms hereof; and (iii) such sale otherwise meets the obligations of the Executive (or his Permitted Transferees as described in subsection (v) below) under the terms of the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of June 27, 2008 (the “Right of First Refusal Agreement”), as the same may be amended from time to time.  After the expiration of such six months, the provisions of this Section 2.2(b) shall again apply with respect to any proposed voluntary transfer of the Vested Shares.  The provisions of this Agreement shall take precedence over the provisions of Section 3 of the Right of First Refusal Agreement.

(iv)	The provisions of this Section 2.2(b) may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

(v)
The restrictions on transfer contained in this Section 2.2(b) shall not apply to (a) transfers by the Executive to his spouse or children or to a trust for the benefit of his spouse or children, (b) transfers by the Executive to his guardian or conservator, and (c) or transfers by the Executive, in the event of his death, to his executor(s) or administrator(s) or to trustee(s) under his will (collectively, “Permitted Transferees”); provided however, that in any such event the Vested Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(c)           The provisions of Section 2.2 (a) and (b) shall terminate upon the effective date of the registration of the Shares pursuant to the Securities Exchange Act of 1934.

(d)           The Executive agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Executive is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”).  Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.  Notwithstanding whether the Executive has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(e)           The Executive acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Executive any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Executive by the Company or an Affiliate, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3.           Legend.  All certificates representing the Granted Shares to be issued to the Executive pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of March __, 2009 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

4.           Purchase for Investment; Securities Law Compliance.  The Executive hereby represents and warrants that he is acquiring the Granted Shares for his own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Granted Shares. The Executive specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the Securities Act of 1933, as amended, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance.  The Executive shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

5.           Rights as a Stockholder.  The Executive shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein.

6.           Tax Liability of the Executive and Payment of Taxes. The Executive acknowledges and agrees that any income or other taxes due from the Executive with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Repurchase Right, shall be the Executive’s responsibility.  Without limiting the foregoing, the Executive agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Executive’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Executive of the amount of any tax required to be withheld by the Company.

Upon execution of this Agreement, the Executive may file an election under Section 83 of the Code in substantially the form attached as Exhibit B.  The Executive acknowledges that if he does not file such an election, as the Granted Shares are released from the Lapsing Repurchase Right in accordance with Section 2.1, the Executive will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Executive.  The Executive has been given the opportunity to obtain the advice of his tax advisors with respect to the tax consequences of the purchase of the Granted Shares and the provisions of this Agreement.

7.           Equitable Relief.  The Executive specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including the attempted transfer of the Granted Shares by the Executive in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

8.           No Obligation to Maintain Relationship.  The Company is not obligated to continue the Executive as an employee, director or consultant of the Company or an Affiliate.  The Executive acknowledges:  (i) that the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (ii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase right, will be at the sole discretion of the Company; (iii) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Executive’s Offer Letter; and (iv) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

9.           Notices.  Any notices required or permitted by the terms of this Agreement shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

NEXX Systems, Inc.
900 Middlesex Turnpike Building 6
Billerica, MA 01821
Attention:  Chief Financial Officer

With a copy to:

Mintz Levin
One Financial Center
Boston, Massachusetts 02111
Attention:  Neil Aronson, Esquire

If to the Executive:

Dr. Thomas Walsh
15536 Village Drive
Lake Oswego, Oregon 97034

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

10.           Benefit of Agreement.  Subject to the provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

11.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Suffolk County, the Commonwealth of Massachusetts or the federal courts of the United States for the District of the Commonwealth of Massachusetts.

12.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

13.           Entire Agreement.  This Agreement, together with the Right of First Refusal and Co-Sale Agreement, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

14.           Modifications and Amendments; Waivers and Consents.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

15.           Consent of Spouse/Domestic Partner.  If the Executive has a spouse or a domestic partner as of the date of this Agreement, the Executive’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit C hereto, effective as of the date hereof.  Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties.  If the Executive subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Executive shall, not later than 60 days thereafter, obtain his new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit C.

16.           Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.           Data Privacy.  By entering into this Agreement, the Executive:  (i) authorizes the Company and each Affiliate, and any agent of the Company, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares; (ii) waives any data privacy rights he may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NEXX SYSTEMS, INC.

By:	/s/ Stanley Piekos
Name: Stanley Piekos
Title: CFO

EXECUTIVE:

/s/ Thomas Walsh
Thomas Walsh

EXHIBIT A

OFFER LETTER DATED SEPTEMBER 13, 2008

EXHIBIT B

Election to Include Gross Income in Year
of Transfer Pursuant to Section 83(b)
of the Internal Revenue Code of 1986, as amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets for the information required in accordance with the Code and the regulations promulgated hereunder:

1.	The name, address and social security number of the undersigned are:

Name: Thomas Walsh
Address:
Social Security No.:

2.	The description of the property with respect to which the election is being made is as follows:

4,490.920 shares (the “Shares”) of Common Stock, $0.01 par value per share, of NEXX Systems, Inc., a Delaware corporation (the “Company”).

3.	This election is made for the calendar year 2009, with respect to the transfer of the property to the Taxpayer on June 23, 2009.

4.	Description of restrictions: The property is subject to the following restrictions:

In the event taxpayer’s employment with the Company or an Affiliate is terminated, the Company may repurchase all or any portion of the Shares determined as set forth below at the acquisition price paid by the taxpayer:

A.	If the termination takes place prior to October 6, 2009, the Purchase Option will apply to all of the Shares.

B.
If the termination takes place on or after October 6, 2009, the number of Shares to which the Purchase Option applies shall be all Shares less 93,561 Shares for each full month period elapsed after October 6, 2009 if the taxpayer is employed by the Company or an Affiliate.

B-1

5.
The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $0.01 per Share.

6.	The amount paid by taxpayer for said property was $0.01 per Share.

7.	A copy of this statement has been furnished to the Company.

Signed this 23 day of June, 2009.

/s/ Thomas Walsh
Print Name: Thomas Walsh

B-2

EXHIBIT C

CONSENT OF SPOUSE/DOMESTIC PARTNER

I, Mariann M. Walsh, spouse or domestic partner of Thomas Walsh acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of March, 2009 (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.  I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Repurchase Right in favor of NEXX Systems, Inc. (the “Company”) and that, accordingly, the Company has the right to repurchase up to all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Granted Shares by the Company and the sale of the Granted Shares by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement.  Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT.  I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the 23rd day of June, 2009.

/s/ Mariann M. Walsh
Print name: Mariann Walsh

C-1